                             MEMORANDUM OF AGREEMENT
                               (12B-1 FEE WAIVERS)

     This Memorandum of Agreement is entered into as of the effective date listed on Exhibit "A" of this agreement, between AIM Investment Funds, AIM Investment Securities Funds, AIM Tax-Exempt Funds and Short-Term Investments Trust (each a "Trust" and, collectively, the "Trusts"), on behalf of the funds or portfolios, as applicable, listed on Exhibit "A" to this Memorandum of Agreement (the "Funds"), and Invesco Aim Distributors, Inc. ("Distributors"). Distributors shall and hereby agrees to waive fees of each Fund, on behalf of its respective classes as applicable, severally and not jointly, as indicated in the attached Exhibit "A".

     For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trusts and Distributors agree as follows:

     For the Contractual Waivers (listed in the attached Exhibit), the Trusts and Distributors agree until at least the date set forth on the attached Exhibit "A" (the "Expiration Date") that Distributors will waive Rule 12b-1 distribution plan fees in an amount equal to the rates as set forth on Exhibit "A" multiplied by the average annual daily net assets allocable to such class. Each Trust's Board of Trustees and Distributors may terminate or modify this Memorandum of Agreement prior to the Expiration Date only by mutual written consent. Distributors will not have any right to reimbursement of any amount so waived.

     For the Contractual Waivers, the Trusts and Distributors agree to review the then-current waivers for each class of each Fund listed on Exhibit "A" on a date prior to the Expiration Date to determine whether such waivers should be amended, continued or terminated. The waivers will expire upon the Expiration Date unless the Trusts and AIM have agreed to continue them. Exhibit "A" will be amended to reflect any such agreement.

     For any Voluntary Waivers, the Trust and Distributors agree that these are not contractual in nature and that Distributors may establish, amend and/or terminate such expense limitations at any time in its sole discretion after consultation with each Trust's Board of Trustees. Any delay or failure by Distributors to update this Memorandum of Agreement with regards to the terminations, extensions, or expirations of any Voluntary Waivers shall have no effect on the term of such Voluntary Waivers.

     It is expressly agreed that the obligations of the Trusts hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trusts personally, but shall only bind the assets and property of the Funds, as provided in each Trust's Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of each Trust, and this Memorandum of Agreement has been executed and delivered by an authorized officer of each Trust acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in each Trust's Agreement and Declaration of Trust.

     IN WITNESS WHEREOF, the Trusts and Distributors have entered into this Memorandum of Agreement as of the date first above written.

                                        AIM INVESTMENT FUNDS
                                        AIM INVESTMENT SECURITIES FUNDS
                                        AIM TAX-EXEMPT FUNDS
                                        on behalf of the Funds listed in
                                        Exhibit "A" to this Memorandum of
                                        Agreement


                                        By: /s/ John M. Zerr
                                            ------------------------------------
                                        Title: Senior Vice President


                                        SHORT-TERM INVESTMENTS TRUST
                                        on behalf of the Funds listed in
                                        Exhibit "A" to this Memorandum of
                                        Agreement


                                        By: /s/ John M. Zerr
                                            ------------------------------------
                                        Title: Senior Vice President


                                        INVESCO AIM DISTRIBUTORS, INC.


                                        By: /s/ John M. Zerr
                                            ------------------------------------
                                        Title: Senior Vice President

                                   EXHIBIT "A"

FUNDS WITH FISCAL YEAR END OF MARCH 31

                              AIM TAX-EXEMPT FUNDS

                                     CONTRACTUAL/                                 EXPIRATION
FUND                                   VOLUNTARY    WAIVER    EFFECTIVE DATE         DATE
----                                 ------------   ------   ----------------   -------------
AIM Tax-Exempt Cash Fund                                     Upon acquisition
   Class A Shares                     Contractual    0.15%        in 1993       June 30, 2009

FUNDS WITH FISCAL YEAR END OF JULY 31

                         AIM INVESTMENT SECURITIES FUNDS

                                     CONTRACTUAL/                                 EXPIRATION
FUND                                   VOLUNTARY    WAIVER    EFFECTIVE DATE         DATE
----                                 ------------   ------   ----------------   -------------
AIM Money Market Fund
   Cash Reserve Shares,
   Class B, C and R Shares            Contractual    0.10%    January 1, 2008   June 30, 2009

AIM Short Term Bond Fund
   Class C Shares                     Contractual    0.50%   February 1, 2006   June 30, 2009

FUNDS WITH FISCAL YEAR END OF AUGUST 31

                          SHORT-TERM INVESTMENTS TRUST

                                     CONTRACTUAL/                               EXPIRATION
FUND                                   VOLUNTARY    WAIVER   EFFECTIVE DATE        DATE
----                                 ------------   ------   --------------   -------------
Government & Agency Portfolio
   Cash Management Class              Contractual    0.02%    June 30, 2005   June 30, 2009
   Personal Investment Class          Contractual    0.20%    June 30, 2005   June 30, 2009
   Private Investment Class           Contractual    0.20%    June 30, 2005   June 30, 2009
   Reserve Class                      Contractual    0.13%    June 30, 2005   June 30, 2009
   Resource Class                     Contractual    0.04%    June 30, 2005   June 30, 2009

Government TaxAdvantage Portfolio
   Cash Management Class              Contractual    0.02%    June 30, 2005   June 30, 2009
   Personal Investment Class          Contractual    0.20%    June 30, 2005   June 30, 2009
   Private Investment Class           Contractual    0.25%    June 30, 2005   June 30, 2009
   Reserve Class                      Contractual    0.13%    June 30, 2005   June 30, 2009
   Resource Class                     Contractual    0.04%    June 30, 2005   June 30, 2009

Liquid Assets Portfolio
   Cash Management Class              Contractual    0.02%    June 30, 2005   June 30, 2009
   Personal Investment Class          Contractual    0.20%    June 30, 2005   June 30, 2009
   Private Investment Class           Contractual    0.20%    June 30, 2005   June 30, 2009
   Reserve Class                      Contractual    0.13%    June 30, 2005   June 30, 2009

                                     CONTRACTUAL/                                EXPIRATION
FUND                                   VOLUNTARY    WAIVER   EFFECTIVE DATE         DATE
----                                 ------------   ------   --------------    -------------
STIC Prime Portfolio
   Cash Management Class              Contractual    0.02%    June 30, 2005    June 30, 2009
   Personal Investment Class          Contractual    0.20%    June 30, 2005    June 30, 2009
   Private Investment Class           Contractual    0.20%    June 30, 2005    June 30, 2009
   Reserve Class                      Contractual    0.13%    June 30, 2005    June 30, 2009
   Resource Class                     Contractual    0.04%    June 30, 2005    June 30, 2009

Tax-Free Cash Reserve Portfolio(1)
   Cash Management Class              Contractual    0.02%   April 30, 2008(2) June 30, 2009
   Personal Investment Class          Contractual    0.20%   April 30, 2008(2) June 30, 2009
   Private Investment Class           Contractual    0.25%   April 30, 2008(2) June 30, 2009
   Reserve Class                      Contractual    0.13%   April 30, 2008(2) June 30, 2009
   Resource Class                     Contractual    0.04%   April 30, 2008(2) June 30, 2009

Treasury Portfolio
   Cash Management Class              Contractual    0.02%    June 30, 2005    June 30, 2009
   Personal Investment Class          Contractual    0.20%    June 30, 2005    June 30, 2009
   Private Investment Class           Contractual    0.20%    June 30, 2005    June 30, 2009
   Reserve Class                      Contractual    0.13%    June 30, 2005    June 30, 2009
   Resource Class                     Contractual    0.04%    June 30, 2005    June 30, 2009

FUNDS WITH FISCAL YEAR END OF OCTOBER 31

                              AIM INVESTMENT FUNDS

                                     CONTRACTUAL/                               EXPIRATION
FUND                                   VOLUNTARY    WAIVER   EFFECTIVE DATE        DATE
----                                 ------------   ------   --------------   -------------
AIM LIBOR Alpha Fund
   Class C Shares                     Contractual    0.50%   March 31, 2006   June 30, 2009

----------
(1) As of the date of this agreement, the fiscal year end of Tax-Free Cash Reserve Portfolio is 3/31.

(2) As of the date of this agreement, the fiscal year end of Tax-Free Cash Reserve Portfolio is 3/31. Effective April 30, 2008, Tax-Free Cash Reserve Portfolio was reorganized as a portfolio of Tax-Free Investments Trust ("TFIT") to Short-Term Investments Trust following shareholder approval at a meeting held on February 29, 2008. The Board of Trustees of TFIT previously approved this expense limitation at a meeting on June 26-27, 2007 to be effective until at least June 30, 2008. As a portfolio of TFIT, this limitation has been in effect since June 30, 2005.